     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1999

                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933

                           AXYS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                    22-2969941
  (State of Incorporation)              (I.R.S. Employer Identification Number)

                                 ---------------

                                 180 KIMBALL WAY
                          SOUTH SAN FRANCISCO, CA 94080
                                 (650) 829-1000

                                 ---------------

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             William J. Newell, Esq.
              Senior Vice President, General Counsel and Secretary
                           Axys Pharmaceuticals, Inc.
                                 180 Kimball Way
                          South San Francisco, CA 94080
                                 (650) 829-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                                   Copies to:

                             ALAN C. MENDELSON, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF SECURITIES             AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
         TO BE REGISTERED               REGISTERED      PER SHARE(1)          PRICE(1)         REGISTRATION FEE
===============================================================================================================
Stock Options and Common Stock
(par value $.001)                        500,000         $4.1875            $2,093,750.00         $582.06
===============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options Common Stock are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on July 26, 1999.

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's Employee Stock Purchase Plan, as amended (the "Plan").

              INCORPORATION BY REFERENCE OF REGISTRATION STATEMENTS
                    ON FORM S-8, NO. 333-44669 AND 333-09095

        The contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 22, 1998 and July 29, 1996 relating to the Plan (File Nos. 333-44669 and 333-09095, respectively) are incorporated by reference herein.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the shares of Common Stock being registered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California. Cooley Godward LLP and certain attorneys in such firm own an aggregate of approximately 5,000 shares of the Company's Common Stock. Alan C. Mendelson, a partner at Cooley Godward LLP, is a director of the Company and also owns approximately 18,329 shares of the Company's Common Stock.


                                    EXHIBITS


EXHIBIT
NUMBER
------
  5.1       Opinion of Cooley Godward LLP.

 23.1       Consent of Ernst & Young LLP, Independent Auditors.

 23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
            Registration Statement.

 24.1       Power of Attorney is contained on the signature pages.









                                       2.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on July 22, 1999.


                                        AXYS PHARMACEUTICALS, INC.



                                        By:   /s/ John P. Walker
                                             _________________________________
                                              John P. Walker
                                              Chairman of the Board and
                                              Chief Executive Officer















                                       3.

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Walker and Frederick J. Ruegsegger, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                TITLE                           DATE
         ---------                                -----                           ----

 /s/ John P. Walker
--------------------------------    Chairman of the Board of Directors        July 22, 1999
     John P. Walker                 and Chief Executive Officer
                                    (Principal Executive Officer)
 /s/ Frederick J. Ruegsegger
--------------------------------    Senior Vice President Finance and         July 26, 1999
     Frederick J. Ruegsegger        Corporate Development and Chief
                                    Financial Officer
                                    (Principal Financial and Accounting
                                    Officer)
 /s/ Ann M. Arvin, M.D.
--------------------------------    Director                                  July 26, 1999
     Ann M. Arvin, M.D.

 /s/ Vaughn M. Kailian
--------------------------------    Director                                  July 26, 1999
     Vaughn M. Kailian

 /s/ Donald Kennedy, Ph.D.
--------------------------------    Director                                  July 21, 1999
     Donald Kennedy, Ph.D.

 /s/ Irwin Lerner
--------------------------------    Director                                  July 19, 1999
     Irwin Lerner

 /s/ Alan C. Mendelson
--------------------------------    Director                                  July 21, 1999
     Alan C. Mendelson

 /s/ J. Leighton Read, M.D.
--------------------------------    Director                                  July 21, 1999
     J. Leighton Read, M.D.



                                       4.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER      DESCRIPTION
------      -----------
  5.1       Opinion of Cooley Godward LLP.

 23.1       Consent of Ernst & Young LLP, Independent Auditors.

 23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
            Registration Statement.

 24.1       Power of Attorney is contained on the signature pages.



















                                       5.